As filed with the Securities and Exchange Commission on March 22, 2000
                       Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              LEVEL 8 SYSTEMS, INC.
                              ---------------------
             (Exact name of Registrant as specified in its charter)

                      DELAWARE                               11-2920559
                      --------                              --------------
       (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)

                8000 REGENCY PARKWAY, CARY, NORTH CAROLINA  27511
                -------------------------------------------------
              (Address of principal executive offices and zip code)

      LEVEL 8 SYSTEMS, INC. 1997 STOCK OPTION PLAN, AS AMENDED AND RESTATED
               TEMPLATE SOFTWARE, INC. 1996 EQUITY INCENTIVE PLAN
SOFTWARE ARCHITECTURE AND ENGINEERING, INC. 1992 NON-STATUTORY STOCK OPTION PLAN
     TEMPLATE SOFTWARE, INC. 1992 INCENTIVE STOCK OPTION PLAN, CLASS B STOCK SOFTWARE ARCHITECTURE AND ENGINEERING 1992 INCENTIVE STOCK OPTION PLAN SOFTWARE ARCHITECTURE AND ENGINEERING 1986 INCENTIVE STOCK OPTION PLAN SOFTWARE ARCHITECTURE AND ENGINEERING 1984 INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plans)
                            -------------------------

                              DENNIS MCKINNIE, ESQ.
          SENIOR VICE PRESIDENT, CHIEF LEGAL AND ADMINISTRATIVE OFFICER
                              LEVEL 8 SYSTEMS, INC.
                              8000 REGENCY PARKWAY
                           CARY, NORTH CAROLINA  27511
                           ---------------------------
                     (Name and address of agent for service)

                                 (919) 380-5000
                                 --------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                     Proposed     Proposed
Title of             Maximum      Maximum
Securities           Amount       Offering     Aggregate        Amount of
to be                to be        Price        Offering         Registration
Registered           Registered   Per Share    Price            Fee
----------------     -----------  -----------  ---------------  -------------
Common stock,. .     2,524,023    $39.219 (2)  $98,989,658 (3)  $      26,136
0.001 par value      shares(1)
----------------     -----------  -----------  ---------------  -------------

(1) Representing shares of the Registrant's common stock, $0.001 par value per share (the "Common Stock"), that may be issued and sold by the Registrant in connection with (a) the 1,400,000 increase in the number of shares reserved under the Level 8 Systems, Inc. 1997 Stock Option Plan, as Amended and Restated,
(b) 1,124,023 shares reserved for assumed options in connection with the acquisition of Template Software pursuant to the Template Software, Inc. 1996 Equity Incentive Plan, Software Architecture and Engineering, Inc. 1992 Non-Statutory Stock Option Plan, Template Software, Inc. 1992 Incentive Stock Option Plan, Class B Stock, Software Architecture and Engineering 1992 Incentive Stock Option Plan, Software Architecture and Engineering 1986 Incentive Stock Option Plan and Software Architecture and Engineering 1984 Incentive Stock
Option Plan (collectively, the "Plans"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plans.

(2) The average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market for March 21, 2000.

(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

                              Level 8 S-8, Page 1

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.          INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed with the Commission on March 22, 2000 (File No. 0-26392);

(2) The Registrant's Current Report on Form 8-K/A, filed with the Commission on March 17, 1999 (File No. 0-26392), including financial information related to Seer Technologies, Inc.;

(3) The Registrant's Current Report on Form 8-K/A filed with the Commission on March 13, 2000 (File No. 0-26392), including financial information related to Template Software, Inc.;

(4) The Registrant's Definitive Proxy Statement for its 1999 Annual Meeting of Stockholders held on May 26, 1999, as filed with the Commission on April 30, 1999;

(5) The Registrant's Registration Statement on Form S-8, filed with the Commission on September 18, 1996 (File No. 333-12247);

(6) The Registrant's Registration Statement on Form S-8, filed with the Commission on September 29, 1998 (File No. 333-64637);

(7) The Registrant's Registration Statement on Form S-8, filed with the Commission on September 1, 1999 (File No. 333-86303); and

(8) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on July 11, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") (File No. 0-26392), as modified by the "Description of Level 8 Capital Stock" contained in the Registrant's Registration Statement on Form S-4 (File No. 333-91413) which reflects the reincorporation of the Company under Delaware law.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


                              Level 8 S-8, Page 2

ITEM  4.     DESCRIPTION  OF  THE  SECURITIES.

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, has rendered an opinion regarding the legality of the shares of Common Stock registered under this Form S-8.

     Level 8's financial statements for the years ended December 31, 1999 and 1998 included in this Registration Statement by reference have been audited by PricewaterhouseCoopers LLP, independent accountants, and have been included in the Registration Statement in reliance upon their report given on their authority as experts in auditing and accounting.

     Level 8's financial statements for the year ended December 31, 1997 included in this Registration Statement by reference have been audited by Grant Thornton LLP, independent accountants, and have been included in the Registration Statement in reliance upon their report given on their authority as experts in auditing and accounting.

     The financial statements for Seer Technologies, Inc. for the fiscal years ended September 30, 1998, 1997, and 1996 included in this Registration Statement by reference have been audited by PricewaterhouseCoopers LLP, independent accountants, and have been included in this Registration Statement in reliance upon their report given on their authority as experts in auditing and accounting.

     Template Software, Inc.'s financial statements for the years ended December 31, 1998, 1997 and 1996 included in this Registration Statement by reference have been audited by PricewaterhouseCoopers LLP, independent acccountants, and have been included in this Registration Statement in reliance upon their report given on their authority as experts in auditing and accounting.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Registrant's Certificate of Incorporation sets forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against the liabilities which they may incur in such capacities. Such indemnification is authorized by Section 145 of the General Corporation Law of Delaware, as amended from time to time ("Section 145"). The Registrant shall, to the extent permitted by Section 145, indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of, or any similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom. Indemnification may include payment by the Registrant of expenses in defending any action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to the indemnification under the Registrant's Certificate of Incorporation, which undertaking may be accepted without reference to the financial ability of such person to make such repayment. The Registrant shall not indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the Registrant. The indemnification rights provided in the Registrant's Certificate of Incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholder or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. The


                              Level 8 S-8, Page 3

Registrant may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other persons or agents of the Registrant or other persons serving the Registrant and such rights may be equivalent to or greater or less than those set forth in the Registrant's Certificate of Incorporation.

     The Registrant maintains directors and officers liability policies covering claims made against its directors and officers for certain wrongful acts done in such capacities and providing reimbursement to the Registrant for its indemnification of its directors and officers in respect of such claims.

ITEM  7.          EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.


                              Level 8 S-8, Page 4

ITEM  8.     EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
  No.                         Description
-----                         -----------


5.1 Opinion of counsel with respect to the securities being registered.*

23.1 Consent of Powell, Goldstein, Frazer & Murphy, LLP (included in Exhibit 5.1).*

23.2 Consent of PricewaterhouseCoopers, LLP, independent accountants.*

23.3               Consent  of  Grant  Thornton  LLP,  independent accountants.*

23.4 Consent of PricewaterhouseCoopers, LLP, independent accountants.*

23.5 Consent of PricewaterhouseCoopers, LLP, independent accountants.*

24.1               Power  of  Attorney (see signature pages to this Registration
                   Statement).*
________________________________________________________________________________

*  Filed  herewith.

ITEM  9.     UNDERTAKINGS.

(a)     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;


                              Level 8 S-8, Page 5

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs ( a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
        Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              Level 8 S-8, Page 6

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina, on this the 22 day of March, 2000.

                                   LEVEL  8  SYSTEMS,  INC.


                                   By:  /s/  Dennis  McKinnie
                                        ---------------------
                                        Dennis  McKinnie
                                        Senior  Vice  President, Chief Legal and
                                        Administrative  Officer


     POWER  OF  ATTORNEY
     -------------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Steven Dmiszewicki and Dennis McKinnie, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

                              Level 8 S-8, Page 7

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on March 22, 2000 by the following persons in the capacities indicated.



/s/  Arie  Kilman            Chairman  of  the  Board  of Directors  and  Chief
-----------------            Executive Officer  (Principal  Executive  Officer)
Arie  Kilman


/s/  Steven  Dmiszewicki     President
------------------------
Steven  Dmiszewicki


/s/  Renee  Fulk             Chief  Financial  Officer
----------------
Renee  Fulk


/s/  Samuel  Somech          Chairman  Emeritus  and  Director
-------------------
Samuel  Somech


/s/  Robert  M.  Brill       Director
----------------------
Robert  M.  Brill


/s/  Michel  Berty           Director
------------------
Michel  Berty


/s/  Theodore  Fine          Director
-------------------
Theodore  Fine


/s/  Lenny  Recanati          Director
--------------------
Lenny  Recanati





                              Level 8 S-8, Page 8

     EXHIBIT  INDEX


Exhibit
  No.                         Description
-----                         -----------


5.1 Opinion of counsel with respect to the securities being registered.*

23.1               Consent  of  counsel  (included  in  Exhibit  5).*

23.2 Consent of PricewaterhouseCoopers, LLP, independent accountants.*

23.3               Consent  of  Grant  Thornton  LLP.*

23.4 Consent of PricewaterhouseCoopers, LLP, independent accountants.*

23.5 Consent of PricewaterhouseCoopers, LLP, independent accountants.*

24.1               Power  of  Attorney (see signature pages to this Registration
                   Statement).*
________________________________________________________________________________

*  Filed  herewith.


                              Level 8 S-8, Page 9